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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Panolam Industries International, Inc. of the report of Price Waterhouse dated April 3, 1997 relating to the combined divisional financial statements of Domtar Decorative Panels, a division of Domtar Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Chartered Accountants

Montreal Canada
May 13, 1999